Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR FOURTH FISCAL QUARTER AND FULL FISCAL YEAR 2015;

FULL YEAR COMPANY-OPERATED SAME STORE SALES INCREASED 4.4%;

ADJUSTED DILUTED EPS GROWTH OF 32% TO $0.29;

AND DILUTED EPS GROWTH OF 43% TO $0.20

Chicago, IL February 16, 2016 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the fourth quarter and full fiscal year ended December 27, 2015.

Key highlights for the thirteen weeks ended December 27, 2015 compared to the thirteen weeks ended December 28, 2014 include:

•	Total revenues increased 12.1% to $95.1 million from $84.8 million.
•	Company-operated comparable store sales increased 3.7%.
•	Twenty-one new shops opened, including fifteen company-operated shops and six franchised shops.
•	Adjusted EBITDA increased 14.8% to $10.8 million from $9.4 million.
•	Adjusted net income attributable to Potbelly Corporation increased to $2.3 million, or $0.08 per diluted share, from adjusted net income of $1.7 million, or $0.06 per diluted share.
•	GAAP net income attributable to Potbelly Corporation was $1.2 million, or $0.05 per diluted share, compared to net income of $0.7 million, or $0.02 per diluted share.

Key highlights for the fifty-two weeks ended December 27, 2015 compared to the fifty-two weeks ended December 28, 2014 include:

•	Total revenues increased 14.0% to $372.8 million from $327.0 million.
•	Company-operated comparable store sales increased 4.4%.
•	Fifty-three new shops opened, including forty-three company-operated shops and ten franchised shops. Potbelly opened its first franchise shop in the United Kingdom.
•	Adjusted EBITDA increased 13.0% to $41.6 million from $36.8 million.
•	Adjusted net income attributable to Potbelly Corporation increased to $8.2 million, or $0.29 per diluted share, from adjusted net income of $6.7 million, or $0.22 per diluted share.
•	GAAP net income attributable to Potbelly Corporation was $5.6 million, or $0.20 per diluted share, compared to net income of $4.4 million, or $0.14 per diluted share.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation commented, “We are very pleased with our results in the fourth quarter and for the full year 2015.  For the fourth quarter, we delivered 12% revenue growth and 36% adjusted net income growth.  For the full year, we achieved 14% revenue growth and 22% adjusted net income growth.  Comparable store sales were strong throughout the year, at 3.7% for the quarter and 4.4% for the year.”

Lewis continued, “We continue to execute on our new unit development plan and bring Potbelly to new neighborhoods.  For the year, we opened 53 shops, with 43 company-operated and 10 franchised, which is approximately 12% net unit growth.  The men and women across the Potbelly Nation continue to do great work and were the driving force behind our strong results in 2015.  The underlying fundamentals of the business remain strong. The 2015 results reinforce our ability to achieve our long-term financial goals of at least 10% annual new unit growth for the foreseeable future, low single-digit comps, at least 20% annual adjusted net income growth and at least 25% return on shop investments.”

2016 Outlook

For the full fiscal year of 2016, management currently expects:

•	Company-operated comparable store sales growth of approximately 3.5% to 4.5%;
•	55 – 65 total new shop openings, including 45 – 50 company-operated shop openings;
•	An effective tax rate that is expected to range from 39% to 40%;
•	Adjusted net income of at least 20% growth;
•	Full year adjusted diluted earnings per share to range from $0.36 to $0.38; and
•	Comparable adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern time today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, February 16, 2016
Time:	5:00 p.m. Eastern time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13628055

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern time on Tuesday, February 16, 2016 through midnight Tuesday, February 23, 2016. To access the replay, please call 877-870-5176 (U.S. & Canada) or 858-384-5517 (International) and enter confirmation code 13628055. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 350 shops in the United States and our franchisees operate over 30 shops domestically, in the Middle East and in the United Kingdom. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•

Adjusted EBITDA – represents net income (loss) before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•

Adjusted net income – represents net income (loss), excluding impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with moving our corporate headquarters.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q , all of which are available on our website at www.potbelly.com .

# # #

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 52 Weeks Ended
	December 27,		December 28,		December 27,		December 28,
	2015		2014		2015		2014
Revenues
Sandwich shop sales, net	$94,427	99.3%	$84,333	99.4%	$370,954	99.5%	$325,464	99.5%
Franchise royalties and fees	666	0.7	470	0.6	1,895	0.5	1,515	0.5
Total revenues	95,093	100.0	84,803	100.0	372,849	100.0	326,979	100.0
Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	26,760	28.1	24,622	29.0	105,614	28.3	93,688	28.7
Labor and related expenses	27,213	28.6	24,528	28.9	106,628	28.6	93,165	28.5
Occupancy expenses	12,021	12.6	10,760	12.7	46,762	12.5	41,389	12.7
Other operating expenses	9,741	10.2	8,973	10.6	39,869	10.7	34,669	10.6
General and administrative expenses	9,616	10.1	8,110	9.6	37,322	10.0	32,420	9.9
Depreciation expense	5,527	5.8	5,075	6.0	21,476	5.8	19,615	6.0
Pre-opening costs	573	0.6	795	0.9	2,160	0.6	1,634	0.5
Impairment and loss on disposal of property and equipment	1,624	1.7	936	1.1	3,589	1.0	3,128	1.0
Total expenses	93,075	97.9	83,799	98.8	363,420	97.5	319,708	97.8
Income from operations	2,018	2.1	1,004	1.2	9,429	2.5	7,271	2.2
Interest expense, net	41	0.0	55	0.1	221	0.1	179	0.1
Income before income taxes	1,977	2.1	949	1.1	9,208	2.5	7,092	2.2
Income tax expense	686	0.7	272	0.3	3,466	0.9	2,748	0.8
Net income	1,291	1.4	677	0.8	5,742	1.5	4,344	1.3
Net income (loss) attributable to non-controlling interests	56	0.1	(25)	0.0	114	0.0	(14)	0.0
Net income attributable to Potbelly Corporation	$1,235	1.3%	$702	0.8%	$5,628	1.5%	$4,358	1.3%

Net income per common share attributable to common shareholders:
Basic	$0.05		$0.02		$0.20		$0.15
Diluted	$0.05		$0.02		$0.20		$0.14
Weighted average common shares outstanding:
Basic	26,657,828		28,985,019		28,002,005		29,209,298
Diluted	27,121,492		29,703,231		28,634,396		30,275,061

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 27,	December 28,	December 27,	December 28,
	2015	2014	2015	2014
Net income attributable to Potbelly Corporation, as reported	$1,235	$702	$5,628	$4,358
Impairment and closures(1)	1,659	1,601	4,176	3,885
Tax benefit of impairment and closures(2)	(603)	(616)	(1,570)	(1,496)
Adjusted net income attributable to Potbelly Corporation	$2,291	$1,687	$8,234	$6,747

Net income attributable to Potbelly Corporation per share, basic	$0.05	$0.02	$0.20	$0.15
Net income attributable to Potbelly Corporation per share, diluted	$0.05	$0.02	$0.20	$0.14

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.09	$0.06	$0.29	$0.23
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.08	$0.06	$0.29	$0.22

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	26,657,828	28,985,019	28,002,005	29,209,298
Diluted	27,121,492	29,703,231	28,634,396	30,275,061

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 27,	December 28,	December 27,	December 28,
	2015	2014	2015	2014
Net income attributable to Potbelly Corporation, as reported	$1,235	$702	$5,628	$4,358
Depreciation expense	5,527	5,075	21,476	19,615
Interest expense, net	41	55	221	179
Income tax expense	686	272	3,466	2,748
Impairment and closures(3)	1,659	1,601	4,006	3,885
Pre-opening costs(4)	573	795	2,160	1,634
Stock-based compensation	604	520	2,399	2,542
Public company costs(5)	489	401	2,281	1,888
Adjusted EBITDA	$10,814	$9,421	$41,637	$36,849

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 27,	December 28,	December 27,	December 28,
	2015	2014	2015	2014
Income from operations	$2,018	$1,004	$9,429	$7,271
Less: Franchise royalties and fees	666	470	1,895	1,515
General and administrative expenses	9,616	8,110	37,322	32,420
Depreciation expense	5,527	5,075	21,476	19,615
Pre-opening costs	573	795	2,160	1,634
Impairment and loss on disposal of property and equipment	1,624	936	3,589	3,128
Shop-level profit [Y]	$18,692	$15,450	$72,081	$62,553
Total revenues	$95,093	$84,803	$372,849	$326,979
Less: Franchise royalties and fees	666	470	1,895	1,515
Sandwich shop sales, net [X]	$94,427	$84,333	$370,954	$325,464
Shop-level profit margin [Y÷X]	19.8%	18.3%	19.4%	19.2%

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 27,	December 28,	December 27,	December 28,
	2015	2014	2015	2014
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	372	334	372	334
Franchise shops, end of period	36	29	36	29
Revenue Data:
Company-operated comparable store sales	3.7%	3.7%	4.4%	0.1%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the fifty-two weeks ended December 27, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses, as well as pre-opening for the occupancy-related costs.

(2)

For the thirteen and fifty-two weeks ended December 27, 2015, the tax benefit associated with impairment and closures is based on effective tax rates of 36.3% and 37.6%, respectively. For the thirteen and fifty-two weeks ended December 28, 2014, the tax benefit associated with impairment and closures is based on an effective tax rate of 38.5%.

(3)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the fifty-two weeks ended December 27, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses.

(4)

Pre-opening costs are expensed as incurred and primarily consist of travel, employee payroll and training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening. Additionally, the fifty-two weeks ended December 27, 2015 includes pre-opening rent for the new corporate office location of $0.2 million.

(5)	This adjustment includes on-going public company costs, which primarily consist of legal and accounting fees.